Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-226774) of Eton Pharmaceuticals, Inc. of our report dated May 18, 2018 relating to the financial statements of Eton Pharmaceuticals, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

October 31, 2018